CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	October 25, 2010
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2010 RESULTS

Third Quarter 2010 Highlights

▪	Net income of $6.9 million for the quarter

▪	Net interest margin of 4.18% for the quarter

▪	Net interest income increased $2.1 million or 6% over the third quarter of 2009

▪	Nonperforming assets not covered by loss share agreements were $117.8 million at quarter-end, down from $118.0 million at June 30, 2010

	Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2010	2009	2010	2009
Net income (in millions)	$6.9	$3.5	$17.3	$14.2
Net income available to common stockholders (in millions)	5.6	2.2	13.4	10.4
Diluted earnings per common share	0.34	0.13	0.81	0.64

Return on average assets	0.55%	0.22%	0.45%	0.37%
Return on average common equity	8.76	3.54	7.32	5.81
Net interest margin	4.18	4.06	4.14	3.98

“This quarter's results reflect the focus we've had on growing net interest margin and curbing the increase in nonperforming assets. Net income of $6.9 million makes this Heartland's best quarter in three years.”
Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 25, 2010-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $6.9 million for the quarter ended September 30, 2010, compared to net income of $3.5 million for the third quarter of 2009. Net income available to common stockholders was $5.6 million, or $0.34 per diluted common share, for the quarter ended September 30, 2010, compared to $2.2 million, or $0.13 per diluted common share, for the third quarter of 2009. Return on average common equity was 8.76 percent and return on average assets was 0.55 percent for the third quarter of 2010, compared to 3.54 percent and 0.22 percent, respectively, for the same quarter in 2009.

Commenting on Heartland's third quarter results, Lynn B. Fuller, chairman, president and chief executive officer said, “This quarter's results reflect the focus we've had on growing net interest margin and curbing the increase in nonperforming assets. Net income of $6.9 million makes this Heartland's best quarter in three years.”

Net income for the third quarter of 2010 compared to the third quarter of 2009 was positively affected by increases in net interest income, securities gains and gains on sale of loans, along with a reduction in the provision for loan losses. The effect of these improvements was mitigated by a valuation adjustment on mortgage servicing rights, a goodwill impairment charge and additional writedowns on repossessed assets that were recorded during the third quarter of 2010.

For the first nine months of 2010, net income was $17.3 million, compared to $14.2 million recorded during the first nine months of 2009. Net income available to common stockholders was $13.4 million, or $0.81 per diluted common share, for the nine months ended September 30, 2010, compared to $10.4 million, or $0.64 per diluted common share, earned during the first nine months of 2009. Return on average common equity was 7.32 percent and return on average assets was 0.45 percent for the first nine months of 2010, compared to 5.81 percent and 0.37 percent, respectively, for the same period in 2009.

Growth in net interest income during the first nine months of 2010 compared to the first nine months of 2009, along with reduced provision for loan losses and increases in service charges and trust fees, helped to offset the goodwill impairment charge and decreases in the income associated with residential mortgage loan activity and gains on the sales of securities.

Net Interest Margin Remains Above 4.00 Percent; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 4.18 percent during the third quarter of 2010 compared to 4.06 percent for the third quarter of 2009. For the nine-month periods ended September 30, net interest margin was 4.14 percent during 2010 and 3.98 percent during 2009.

Fuller said, “As a result of further declines in interest rates and considerable growth in demand deposits, net interest margin improved beyond our expectations. With our margin now at 4.18 percent, we are very gratified that the pricing discipline we've maintained is being rewarded. Remarkably, margin has exceeded four percent for five consecutive quarters.”

Net interest income on a tax-equivalent basis totaled $38.0 million during the third quarter of 2010, an increase of $2.2 million or 6 percent from the $35.8 million recorded during the third quarter of 2009. For the first nine months of 2010, net interest income on a tax-equivalent basis was $110.9 million, an increase of $9.5 million or 9 percent from the $101.4 million recorded during the first nine months of 2009. These increases reflect Heartland's success in optimizing the composition of its interest bearing liabilities by de-emphasizing higher cost time deposits, which decreased to 37 percent of total average interest bearing deposits during the third quarter of 2010 from 46 percent during the third quarter of 2009. During the first nine months of 2010, time deposits were 38 percent of total average interest bearing deposits compared to 48 percent during the first nine months of 2009.

On a tax-equivalent basis, interest income in the third quarter of 2010 was $51.5 million compared to $53.0 million in the third quarter of 2009, a decrease of $1.5 million or 3 percent. For the first nine months of 2010, interest income on a tax-equivalent basis was $153.8 million compared to $155.4 million during the same period in 2009, a decrease of $1.6 million or 1 percent. The $106.3 million or 3 percent growth in average earning assets during the third quarter of 2010 and the $172.9 million or 5 percent growth in average earning assets during the first nine months of 2010 compared to the same periods in 2009 was offset by the impact of a decrease in the average interest rate earned on these assets. The composition of average earning assets continued to change as the percentage of loans, which are typically the highest yielding asset, to total average earning assets was 66 percent during the first nine months of 2010 compared to 70 percent during the first nine months of 2009.

Interest expense for the third quarter of 2010 was $13.6 million, a decrease of $3.7 million or 22 percent from $17.3 million in the third quarter of 2009. On a nine-month comparative basis, interest expense decreased $11.1 million or 21 percent from $54.1 million during 2009 to $43.0 million during 2010. Despite an increase in average interest bearing liabilities of $43.2 million or 1 percent for the quarter ended September 30, 2010, as compared to the same quarter in 2009, the average interest rates paid on Heartland's deposits and borrowings declined 51 basis points to 1.74 percent in 2010 from 2.25 percent in 2009. For the nine-month comparative period, average interest bearing liabilities increased $156.2 million or 5 percent while the average interest rate paid on these liabilities was 1.83 percent in 2010 compared to 2.43 percent in 2009, a 60 basis point decrease.

Noninterest Income Increases; Noninterest Expense Increases

Noninterest income was $12.6 million during the third quarter of 2010 compared to $11.9 million during the third quarter of 2009, an increase of $701,000 or 6 percent. Contributing to this increase was growth of $377,000 or 11 percent in service charges and fees, $318,000 or 16 percent in trust fees, $867,000 or 67 percent in securities gains and $1.5 million or 173 percent in gains on sale of loans. These improvements were mitigated by a $1.2 million valuation adjustment on mortgage servicing rights recorded during the third quarter of 2010 and a $998,000 gain on acquisition recorded during the third quarter of 2009.

For the first nine months of 2010, noninterest income was $34.0 million compared to $39.3 million during the first nine months of 2009, a decrease of $5.3 million or 13 percent. This decrease was primarily due to reductions of $2.9 million in loan servicing income, $1.8 million in securities gains and $641,000 in gains on sale of loans. A portion of the decreases in these noninterest income categories was offset by increases in service charges and fees, which grew by $1.1 million or 12 percent, and trust fees, which grew by $1.2 million or 21 percent during the first nine months of the year. Also negatively affecting noninterest income during the nine-month period ended on September 30, was the $1.2 million valuation adjustment on mortgage servicing rights recorded during the third quarter of 2010 and the $998,000 gain on acquisition recorded during the third quarter of 2009. An increase in pre-payment speeds on Heartland's mortgage loan servicing portfolio during the third quarter of 2010 resulted in the valuation adjustment.

Loan servicing income increased $106,000 or 6 percent for the quarter and decreased $2.9 million or 37 percent for the nine-month periods under comparison. Included in loan servicing income is mortgage servicing rights income, which was $1.8 million during the third quarter of 2010 compared to $1.1 million during the third quarter of 2009, and amortization of mortgage servicing rights, which was $1.3 million during the third quarter of 2010 compared to $576,000 during the third quarter of 2009. For the first nine months of 2010, mortgage servicing rights income was $3.4 million and the amortization of mortgage servicing rights was $2.6 million compared to $7.5 million and $3.0 million, respectively, during the first nine months of 2009. These components of loan servicing income increased during the third quarter of 2010 compared to the third quarter of 2009 as long-term mortgage loan rates fell to all-time lows during the third quarter of 2010 and resulted in increased residential mortgage loan refinancing activity. For the nine-month period ended September 30, these components of loan servicing income decreased during 2010 when compared to 2009 as the volume of mortgage loans originated and sold into the secondary market was at more normal levels during the first two quarters of 2010 instead of the abnormally high levels created by a low interest rate environment in the first two quarters of 2009. Also included in loan servicing income are the fees collected for the servicing of mortgage loans for others, which was $778,000 during the third quarter of 2010 compared to $646,000 during the third quarter of 2009. For the first nine months of 2010, the fees collected for the servicing of mortgage loans for others was $2.2 million compared to $1.7 million during the same period in 2009. The portfolio of mortgage loans serviced for others by Heartland totaled $1.29 billion at September 30, 2010, compared to $1.08 billion at September 30, 2009.

Fuller stated, “Noninterest income increased nicely over recent quarters primarily due to another wave of residential mortgage refinancing activity and the opportunity to realize securities gains. Though service fee income was up for the quarter, we are concerned about the impact that recent and proposed regulatory changes may have on this line item in the future.”

For the third quarter of 2010, noninterest expense totaled $33.4 million, an increase of $3.1 million or 10 percent from the same period in 2009. This increase was primarily attributable to a goodwill impairment charge of $1.6 million recorded at Rocky Mountain Bank. This amount represents the correction of a calculation error discovered during the third quarter of 2010 related to the impairment calculation performed in the fourth quarter of 2009. After consideration of both quantitative and qualitative factors, management determined the amount was not material to the financial statements for 2009 and thus recorded such amount in the third quarter of 2010. Also contributing to the growth in noninterest expense during the third quarter of 2010 over 2009 was an $841,000 or 6 percent increase in salaries and employee benefits and a $539,000 increase in net losses on repossessed assets, which totaled $4.2 million during the third quarter of 2010 compared to $3.7 million during the third quarter of 2009.

For the nine-month period ended September 30, 2010, noninterest expense increased $2.8 million or 3 percent over the same period in 2009. In addition to the $1.6 million goodwill impairment charge recorded during the third quarter of 2010, the other primary contributor to this increase was $1.1 million of additional net losses on repossessed assets.

Heartland's effective tax rate was 32.65 percent for the first nine months of 2010 compared to 27.61 percent for the first nine months of 2009. Excluding the non-deductible goodwill impairment charge, Heartland's effective tax rate was 30.69 percent for the first nine months of 2010. Heartland's effective tax rate is affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 26.44 percent during the first nine months of 2010 compared to 31.38 percent during the first nine months of 2009. The tax-equivalent adjustment for this tax-exempt interest income was $3.7 million during the first nine months of 2010 compared to $3.3 million during the same nine months in 2009.

Loan Demand Remains Soft; Growth in Demand Deposits

At September 30, 2010, total assets had experienced a slight increase of $50.2 million or less than 2 percent annualized since year-end 2009. Securities represented 30 percent of total assets at September 30, 2010, compared to 29 percent of total assets at December 31, 2009.

Total loans and leases, exclusive of those covered by the FDIC loss share agreements, were $2.36 billion at September 30, 2010, compared to $2.33 billion at year-end 2009, an increase of $30.4 million or 2 percent annualized. Total loans and leases decreased $24.2 million during the third quarter of 2010 compared to increases of $16.5 million during the second quarter of 2010 and $38.1 million during the first quarter of 2010. The loan category experiencing the majority of the growth during the first nine months of 2010 was commercial and commercial real estate loans, which totaled $1.71 billion at September 30, 2010, an increase of $44.5 million or 4 percent annualized since year-end 2009. This growth occurred at Dubuque Bank and Trust Company and Wisconsin Community Bank.

Total deposits were $3.07 billion at September 30, 2010, compared to $3.05 billion at year-end 2009, an increase of $23.3 million or 1 percent annualized. Total deposits increased $57.5 million during the third quarter of 2010 compared to a decrease of $21.2 million during the second quarter of 2010 and a decrease of $13.0 million during the first quarter of 2010. The composition of Heartland's deposits continued to improve during the first nine months of 2010, as demand deposits increased $121.3 million or 35 percent annualized. This growth was distributed throughout the first nine months of 2010 at $44.5 million during the third quarter, $47.6 million during the second quarter and $29.2 million during the first quarter. Savings deposits grew $18.5 million or 2 percent annualized since year-end 2009. For the year 2010, savings deposits increased $20.3 million during the third quarter, decreased $19.3 million during the second quarter and increased $17.5 million during the first quarter. Conversely, time deposits, exclusive of brokered deposits, experienced a decrease of $112.1 million or 15 percent annualized since year-end 2009. This decrease was distributed throughout 2010 at $7.3 million during the third quarter, $49.6 million during the second quarter and $55.2 million during the first quarter. At September 30, 2010, brokered time deposits totaled $37.3 million or 1 percent of total deposits compared to $41.8 million or 1 percent of total deposits at year-end 2009.

“We continue to see exceptional growth in demand deposits and steady growth in savings," Fuller added. "Now, over 70 percent of total deposits are comprised of demand and savings. Overall, these deposits grew by 17 percent over last year, a reflection of the de-leveraging and increased cash reserve building that continues to take place by our commercial and retail clients.”

Nonperforming Assets Stabilize; Allowance for Loan Losses Decreases

The allowance for loan and lease losses at September 30, 2010, was 1.89 percent of loans and leases and 52.51 percent of nonperforming loans compared to 1.80 percent of loans and leases and 53.56 percent of nonperforming loans at December 31, 2009, and 1.78 percent of loans and leases and 50.31 percent of nonperforming loans at September 30, 2009. The provision for loan losses was $4.8 million for the third quarter of 2010 compared to $11.9 million for the third quarter of 2009. The reduced provision for loan losses during the third quarter of 2010 was primarily the result of additional collateral being provided by the borrowers on two large loan relationships that have been considered impaired. For the first nine months of 2010, the provision for loan losses was $23.6 million compared to $28.6 million for the first nine months of 2009. Additions to the allowance for loan and lease losses during the first two quarters of 2010 were driven by a variety of factors including the continuation of depressed economic conditions, primarily in Heartland's Western markets of Arizona and Montana, that have resulted in increased delinquencies, reductions in the appraised values of collateral and downgrades in internal risk ratings of loans, including particularly the loans in those geographies.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $85.2 million or 3.61 percent of total loans and leases at September 30, 2010, compared to $78.1 million or 3.35 percent of total loans and leases at December 31, 2009, and $84.0 million or 3.55 percent of total loans and leases at September 30, 2009. Approximately 65 percent, or $55.2 million, of Heartland's nonperforming loans are to 23 borrowers, with $26.9 million originated by Rocky Mountain Bank, $11.3 million originated by Summit Bank & Trust, $6.7 million originated by Wisconsin Community Bank, $5.1 million originated by Arizona Bank & Trust, $3.6 million originated by New Mexico Bank & Trust and $1.6 million originated by Riverside Community Bank. The portion of Heartland's nonperforming loans covered by government guarantees was $3.3 million at September 30, 2010. The industry breakdown for these nonperforming loans as identified using the North American Industry Classification System (NAICS) was $15.2 million lot and land development, $14.2 million lessors of real estate, $7.6 million other activities related to real estate and $6.9 million construction and development. The remaining $11.3 million was distributed among 6 other industries.

Other real estate owned, exclusive of assets covered under the loss sharing agreements, was $32.1 million at September 30, 2010, compared to $30.2 million at December 31, 2009, and $32.6 million at September 30, 2009. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues with its plans to market these properties through an orderly liquidation process instead of a quick liquidation process that would likely result in discounts greater than the projected carrying costs. Commercial and agricultural real estate comprises $30.5 million or 94.2 percent of Heartland's total other real estate owned.

Net charge-offs on loans not covered by loss share agreements during the third quarter of 2010 were $8.4 million compared to $6.9 million during the third quarter of 2009. Net charge-offs on loans originated by Arizona Bank & Trust represented $4.5 million or 54 percent of the total net charge-offs during the third of 2010. For the nine-month periods ended September 30, net charge-offs not covered by loss share agreements were $20.8 million in 2010 and $22.0 million in 2009. A large portion of the net charge-offs in both years was related to commercial real estate development loans and residential lot loans.

“We are encouraged that nonperforming assets have remained level with the previous quarter. We have increased the resources dedicated to resolving these special assets and stepped up efforts to market repossessed properties. The reduction and resolution of nonperforming assets continues as our highest priority. Although there can be no assurances, we are cautiously optimistic that the worst is behind us,” Fuller said.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-941-8609 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until October 24, 2011, by dialing 800-406-7325, pass code 4371599, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Qtr. Ended Sept. 30,		For the Nine Mos. Ended Sept. 30,
	2010	2009	2010	2009
Interest Income
Interest and fees on loans and leases	$38,756	$38,790	$114,354	$116,696
Interest on securities and other:
Taxable	8,225	10,809	26,618	29,269
Nontaxable	3,282	2,231	9,178	6,139
Interest on federal funds sold	—	—	1	1
Interest on deposits in other financial institutions	1	17	13	18
Total Interest Income	50,264	51,847	150,164	152,123
Interest Expense
Interest on deposits	9,033	13,046	29,748	40,744
Interest on short-term borrowings	305	154	830	539
Interest on other borrowings	4,213	4,065	12,380	12,803
Total Interest Expense	13,551	17,265	42,958	54,086
Net Interest Income	36,713	34,582	107,206	98,037
Provision for loan and lease losses	4,799	11,896	23,648	28,602
Net Interest Income After Provision for Loan and Lease Losses	31,914	22,686	83,558	69,435
Noninterest Income
Service charges and fees	3,665	3,288	10,363	9,284
Loan servicing income	1,862	1,756	4,909	7,853
Valuation adjustment on mortgage servicing rights	(1,239)	—	(1,239)	—
Trust fees	2,267	1,949	6,778	5,617
Brokerage and insurance commissions	739	824	2,236	2,420
Securities gains, net	2,158	1,291	4,664	6,462
Gain (loss) on trading account securities	18	210	(198)	272
Gains on sale of loans	2,394	877	4,275	4,916
Income on bank owned life insurance	396	297	1,003	640
Gain on acquisition	—	998	—	998
Other noninterest income	349	418	1,245	872
Total Noninterest Income	12,609	11,908	34,036	39,334
Noninterest Expense
Salaries and employee benefits	15,502	14,661	46,499	46,046
Occupancy	2,287	2,221	6,782	6,772
Furniture and equipment	1,515	1,594	4,561	4,936
Professional fees	2,621	2,706	7,381	7,027
FDIC insurance assessments	1,331	1,393	4,135	5,258
Advertising	906	740	2,772	2,272
Intangible assets amortization	149	199	445	668
Goodwill impairment charge	1,639	—	1,639	—
Net loss on repossessed assets	4,219	3,680	7,919	6,832
Other noninterest expenses	3,277	3,129	9,789	9,275
Total Noninterest Expense	33,446	30,323	91,922	89,086
Income Before Income Taxes	11,077	4,271	25,672	19,683
Income taxes	4,187	803	8,382	5,434
Net Income	6,890	3,468	17,290	14,249
Net income attributable to noncontrolling interest, net of tax	30	44	80	147
Net Income Attributable to Heartland	6,920	3,512	17,370	14,396
Preferred dividends and discount	(1,336)	(1,336)	(4,008)	(4,008)
Net Income Available to Common Stockholders	$5,584	$2,176	$13,362	$10,388
Earnings per common share-diluted	$0.34	$0.13	$0.81	$0.64
Weighted average shares outstanding-diluted	16,465,650	16,340,092	16,453,670	16,320,205

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Interest Income
Interest and fees on loans and leases	$38,756	$38,270	$37,328	$38,191	$38,790
Interest on securities and other:
Taxable	8,225	8,938	9,455	10,513	10,809
Nontaxable	3,282	3,047	2,849	2,456	2,231
Interest on federal funds sold	—	1	—	1	—
Interest on deposits in other financial institutions	1	7	5	9	17
Total Interest Income	50,264	50,263	49,637	51,170	51,847
Interest Expense
Interest on deposits	9,033	9,955	10,760	12,000	13,046
Interest on short-term borrowings	305	291	234	194	154
Interest on other borrowings	4,213	4,208	3,959	4,250	4,065
Total Interest Expense	13,551	14,454	14,953	16,444	17,265
Net Interest Income	36,713	35,809	34,684	34,726	34,582
Provision for loan and lease losses	4,799	9,955	8,894	10,775	11,896
Net Interest Income After Provision for Loan and Lease Losses	31,914	25,854	25,790	23,951	22,686
Noninterest Income
Service charges and fees	3,665	3,494	3,204	3,257	3,288
Loan servicing income	1,862	1,620	1,427	1,813	1,756
Valuation adjustment on mortgage servicing rights	(1,239)	—	—	—	—
Trust fees	2,267	2,330	2,181	2,156	1,949
Brokerage and insurance commissions	739	785	712	697	824
Securities gains, net	2,158	1,050	1,456	2,186	1,291
Gain (loss) on trading account securities	18	(264)	48	(61)	210
Impairment loss on securities	—	—	—	(40)	—
Gains on sale of loans	2,394	1,083	798	1,168	877
Income on bank owned life insurance	396	293	314	362	297
Gain on acquisition	—	—	—	298	998
Other noninterest income	349	443	453	1,534	418
Total Noninterest Income	12,609	10,834	10,593	13,370	11,908
Noninterest Expense
Salaries and employee benefits	15,502	15,574	15,423	14,419	14,661
Occupancy	2,287	2,201	2,294	2,220	2,221
Furniture and equipment	1,515	1,599	1,447	1,638	1,594
Professional fees	2,621	2,549	2,211	2,100	2,706
FDIC insurance assessments	1,331	1,384	1,420	1,320	1,393
Advertising	906	1,052	814	1,065	740
Goodwill impairment charge	1,639	—	—	12,659	—
Intangible assets amortization	149	145	151	198	199
Net loss on repossessed assets	4,219	1,636	2,064	4,015	3,680
Other noninterest expenses	3,277	3,435	3,077	3,800	3,129
Total Noninterest Expense	33,446	29,575	28,901	43,434	30,323
Income (Loss) Before Income Taxes	11,077	7,113	7,482	(6,113)	4,271
Income taxes	4,187	2,035	2,160	1,762	803
Net Income (Loss)	6,890	5,078	5,322	(7,875)	3,468
Net income available to noncontrolling interest, net of tax	30	25	25	41	44
Net Income (Loss) Attributable to Heartland	6,920	5,103	5,347	(7,834)	3,512
Preferred dividends and discount	(1,336)	(1,336)	(1,336)	(1,336)	(1,336)
Net Income (Loss) Available to Common Stockholders	$5,584	$3,767	$4,011	$(9,170)	$2,176
Earnings (loss) per common share-diluted	$0.34	$0.23	$0.24	$(0.56)	$0.13
Weighted average shares outstanding-diluted	16,465,650	16,459,978	16,435,844	16,345,095	16,340,092

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Assets
Cash and cash equivalents	$141,702	$75,771	$78,010	$182,410	$82,508
Securities	1,211,297	1,213,875	1,234,339	1,175,217	1,105,744
Loans held for sale	41,047	25,750	16,002	17,310	19,923
Loans and leases:
Held to maturity	2,361,567	2,385,772	2,369,233	2,331,142	2,367,871
Loans covered by loss share agreements	23,557	25,420	27,968	31,860	36,175
Allowance for loan and lease losses	(44,732)	(48,314)	(46,350)	(41,848)	(42,260)
Loans and leases, net	2,340,392	2,362,878	2,350,851	2,321,154	2,361,786
Premises, furniture and equipment, net	121,940	122,066	121,033	118,835	117,140
Goodwill	25,909	27,548	27,548	27,548	40,207
Other intangible assets, net	11,510	12,426	12,320	12,380	12,101
Cash surrender value on life insurance	62,038	62,113	61,525	55,516	55,141
Other real estate, net	32,408	32,882	28,652	30,568	33,342
FDIC indemnification asset	1,939	1,952	2,357	5,532	4,393
Other assets	73,002	71,168	65,604	66,521	47,328
Total Assets	$4,063,184	$4,008,429	$3,998,241	$4,012,991	$3,879,613
Liabilities and Equity
Liabilities
Deposits:
Demand	$581,957	$537,468	$489,807	$460,645	$451,645
Savings	1,572,891	1,552,546	1,571,881	1,554,358	1,386,059
Brokered time deposits	37,285	37,285	37,285	41,791	43,473
Other time deposits	881,510	888,847	938,438	993,595	1,063,237
Total deposits	3,073,643	3,016,146	3,037,411	3,050,389	2,944,414
Short-term borrowings	196,533	200,515	190,732	162,349	111,346
Other borrowings	413,448	425,994	426,039	451,429	457,444
Accrued expenses and other liabilities	43,234	38,273	28,226	33,767	38,044
Total Liabilities	3,726,858	3,680,928	3,682,408	3,697,934	3,551,248
Equity
Preferred equity	78,168	77,853	77,539	77,224	76,909
Common equity	255,430	246,922	235,543	235,057	248,583
Total Heartland Stockholders' Equity	333,598	324,775	313,082	312,281	325,492
Noncontrolling interest	2,728	2,726	2,751	2,776	2,873
Total Equity	336,326	327,501	315,833	315,057	328,365
Total Liabilities and Equity	$4,063,184	$4,008,429	$3,998,241	$4,012,991	$3,879,613
Common Share Data
Book value per common share	$15.58	$15.08	$14.4	$14.38	$15.23
FAS 115 effect on book value per common share	$1.25	$0.93	$0.28	$0.38	$0.62
Common shares outstanding, net of treasury stock	16,392,091	16,375,460	16,357,874	16,346,362	16,321,953
Tangible Capital Ratio(1)	5.63%	5.45%	5.17%	5.14%	5.35%
(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Average Balances
Assets	$4,012,107	$3,853,658	$4,010,084	$3,758,622
Loans and leases, net of unearned	2,427,141	2,430,161	2,416,330	2,412,778
Deposits	3,018,928	2,912,325	3,028,173	2,792,322
Earning assets	3,602,953	3,496,607	3,581,675	3,408,798
Interest bearing liabilities	3,084,742	3,041,502	3,137,922	2,981,723
Common stockholders' equity	252,781	243,542	244,208	239,206
Total stockholders' equity	333,346	323,040	324,494	318,361
Tangible common stockholders' equity	222,771	200,370	214,035	195,806
Earnings Performance Ratios
Annualized return on average assets	0.55%	0.22%	0.45%	0.37%
Annualized return on average common equity	8.76%	3.54%	7.32%	5.81%
Annualized return on average common tangible equity	9.94%	4.31%	8.35%	7.09%
Annualized net interest margin(1)	4.18%	4.06%	4.14%	3.98%
Efficiency ratio(2)	69.05%	65.55%	65.54%	66.37%
Annualized return on average assets excluding goodwill impairment	0.71%	0.22%	0.50%	0.37%
Annualized return on average common equity excluding goodwill impairment	11.34%	3.54%	8.21%	5.81%
Annualized return on average common tangible equity excluding goodwill impairment	12.86%	4.31%	9.37%	7.09%
Efficiency ratio excluding goodwill impairment(2)	65.67%	65.55%	64.38%	66.37%
(1) Tax equivalent basis is calculated using an effective tax rate of 35% (2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Average Balances
Assets	$4,012,107	$4,033,350	$3,984,794	$3,975,107	$3,853,658
Loans and leases, net of unearned	2,427,141	2,437,357	2,384,490	2,410,459	2,430,161
Deposits	3,018,928	3,040,763	3,024,827	3,013,644	2,912,325
Earning assets	3,602,953	3,632,056	3,510,015	3,525,624	3,496,607
Interest bearing liabilities	3,084,742	3,165,862	3,163,161	3,127,792	3,041,502
Common stockholders' equity	252,781	241,816	238,028	246,505	243,542
Total stockholders' equity	333,346	322,110	318,027	326,254	323,040
Tangible common stockholders' equity	222,771	211,640	207,695	203,573	200,370
Earnings Performance Ratios
Annualized return on average assets	0.55%	0.37%	0.41%	(0.92)%	0.22%
Annualized return on average common equity	8.76%	6.25%	6.83%	(14.76)%	3.54%
Annualized return on average common tangible equity	9.94%	7.14%	7.83%	(17.87)%	4.31%
Annualized net interest margin(1)	4.18%	4.09%	4.14%	4.04%	4.06%
Efficiency ratio(2)	69.05%	63.14%	64.27%	92.19%	65.55%
Annualized return on average assets excluding goodwill impairment	0.71%	0.37%	0.41%	0.35%	0.22%
Annualized return on average common equity excluding goodwill impairment	11.34%	6.25%	6.83%	5.62%	3.54%
Annualized return on average common tangible equity excluding goodwill impairment	12.86%	7.14%	7.83%	6.80%	4.31%
Efficiency ratio excluding goodwill impairment(2)	65.67%	63.14%	64.27%	65.32%	65.55%
(1) Tax equivalent basis is calculated using an effective tax rate of 35% (2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For the Quarter Ended 9/30/2010	As of and For the Quarter Ended 6/30/2010	As of and For the Quarter Ended 3/31/2010	As of and For the Quarter Ended 12/31/2009	As of and For the Quarter Ended 9/30/2009
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,714,592	$1,740,856	$1,710,669	$1,670,108	$1,694,589
Residential mortgage	170,543	169,105	175,065	175,059	184,292
Agricultural and agricultural real estate	260,393	255,576	258,239	256,780	257,738
Consumer	219,731	223,800	228,311	231,709	233,259
Direct financing leases, net	1,233	1,420	1,951	2,326	2,882
Unearned discount and deferred loan fees	(4,925)	(4,985)	(5,002)	(4,840)	(4,889)
Total loans and leases held to maturity	$2,361,567	$2,385,772	$2,369,233	$2,331,142	$2,367,871
Loans covered under loss share agreements:
Commercial and commercial real estate	$11,703	$12,266	$13,241	$15,068	$17,109
Residential mortgage	6,545	7,148	8,064	8,984	10,201
Agricultural and agricultural real estate	2,807	3,346	2,806	3,626	4,117
Consumer	2,502	2,660	3,857	4,182	4,748
Total loans and leases covered under loss share agreements	$23,557	$25,420	$27,968	$31,860	$36,175
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$85,190	$84,925	$78,239	$78,118	$78,940
Loans and leases past due ninety days or more as to interest or principal payments	—	—	47	17	5,063
Other real estate owned	32,129	32,554	28,290	30,205	32,643
Other repossessed assets	492	486	528	501	565
Total nonperforming assets not covered under loss share agreements	$117,811	$117,965	$107,104	$108,841	$117,211
Covered under loss share agreements:
Nonaccrual loans	$5,330	$4,949	$4,621	$4,170	$4,102
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	279	328	362	363	599
Other repossessed assets	—	—	—	—	—
Total nonperforming assets covered under loss share agreements	$5,609	$5,277	$4,983	$4,533	$4,701
Allowance for Loan and Lease Losses
Balance, beginning of period	$48,314	$46,350	$41,848	$42,260	$37,234
Provision for loan and lease losses	4,799	9,955	8,894	10,775	11,896
Charge offs on loans not covered by loss share agreements	(8,735)	(8,879)	(4,505)	(10,115)	(7,465)
Charge offs on loans covered by loss share agreements	(43)	(46)	(264)	(1,344)	—
Recoveries	397	934	377	272	595
Balance, end of period	$44,732	$48,314	$46,350	$41,848	$42,260
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	3.61%	3.56%	3.30%	3.35%	3.55%
Ratio of nonperforming assets to total assets	2.90%	2.94%	2.68%	2.71%	3.02%
Annualized ratio of net loan charge-offs to average loans and leases	1.37%	1.32%	0.75%	1.84%	1.12%
Allowance for loan and lease losses as a percent of loans and leases	1.89%	2.03%	1.96%	1.80%	1.78%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	52.51%	56.89%	59.21%	53.56%	50.31%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2010			September 30, 2009
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$945,261	$8,225	3.45%	$904,721	$10,810	4.74%
Nontaxable(1)	274,819	4,228	6.10	194,621	3,246	6.62
Total securities	1,220,080	12,453	4.05	1,099,342	14,056	5.07
Interest bearing deposits	3,584	1	0.11	4,845	15	1.23
Federal funds sold	960	—	—	179	—	—
Loans and leases:
Commercial and commercial real estate (1)	1,733,120	26,195	6.00	1,716,855	25,399	5.87
Residential mortgage	209,400	2,777	5.26	213,799	3,056	5.67
Agricultural and agricultural real estate (1)	261,640	4,022	6.10	262,241	4,231	6.40
Consumer	221,661	5,051	9.04	233,905	5,134	8.71
Direct financing leases, net	1,320	19	5.71	3,361	48	5.67
Fees on loans	—	1,016	—	—	1,128	—
Less: allowance for loan and lease losses	(48,812)	—	—	(37,920)	—	—
Net loans and leases	2,378,329	39,080	6.52	2,392,241	38,996	6.47
Total earning assets	3,602,953	51,534	5.67%	3,496,607	53,067	6.02%
Nonearning Assets	409,154			357,051
Total Assets	$4,012,107	$51,534		$3,853,658	$53,067
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,546,129	$3,041	0.78	$1,329,415	$4,690	1.40
Time, $100,000 and over	282,587	1,808	2.54	366,573	2,655	2.87
Other time deposits	637,516	4,184	2.60	760,816	5,701	2.97
Short-term borrowings	195,298	305	0.62	125,863	154	0.49
Other borrowings	423,212	4,213	3.95	458,835	4,065	3.51
Total interest bearing liabilities	3,084,742	13,551	1.74%	3,041,502	17,265	2.25%
Noninterest Bearing Liabilities
Noninterest bearing deposits	552,696			455,521
Accrued interest and other liabilities	41,323			33,595
Total noninterest bearing liabilities	594,019			489,116
Stockholders' Equity	333,346			323,040
Total Liabilities and Stockholders' Equity	$4,012,107			$3,853,658
Net interest income (1)		$37,983			$35,802
Net interest spread (1)			3.93%			3.77%
Net interest income to total earning assets (1)			4.18%			4.06%
Interest bearing liabilities to earning assets	85.62%			86.98%
(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2010			September 30, 2009
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$950,772	$26,618	3.74%	$852,192	$29,269	4.59%
Nontaxable (1)	256,544	12,033	6.27	177,734	8,845	6.65
Total securities	1,207,316	38,651	4.28	1,029,926	38,114	4.95
Interest bearing deposits	3,662	13	0.47	2,402	18	1.00
Federal funds sold	642	1	0.21	368	1	0.36
Loans and leases:
Commercial and commercial real estate (1)	1,726,399	76,853	5.95	1,695,755	76,633	6.04
Residential mortgage	201,410	7,994	5.31	222,577	9,730	5.84
Agricultural and agricultural real estate (1)	260,237	12,104	6.22	258,528	12,547	6.49
Consumer	226,555	15,054	8.88	231,510	15,145	8.75
Direct financing leases, net	1,729	76	5.88	4,408	176	5.34
Fees on loans	—	3,084	—	—	3,085	—
Less: allowance for loan and lease losses	(46,275)	—	—	(36,676)	—	—
Net loans and leases	2,370,055	115,165	6.50	2,376,102	117,316	6.60
Total earning assets	3,581,675	153,830	5.74%	3,408,798	155,449	6.10%
Nonearning Assets	428,409			349,824
Total Assets	$4,010,084	$153,830		$3,758,622	$155,449
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,557,363	$10,930	0.94	$1,219,645	$13,782	1.51
Time, $100,000 and over	302,643	5,790	2.56	383,783	8,858	3.09
Other time deposits	657,019	13,028	2.65	764,558	18,104	3.17
Short-term borrowings	192,357	830	0.58	146,430	539	0.49
Other borrowings	428,540	12,380	3.86	467,307	12,803	3.66
Total interest bearing liabilities	3,137,922	42,958	1.83%	2,981,723	54,086	2.43%
Noninterest Bearing Liabilities
Noninterest bearing deposits	511,148			424,336
Accrued interest and other liabilities	36,520			34,202
Total noninterest bearing liabilities	547,668			458,538
Stockholders' Equity	324,494			318,361
Total Liabilities and Stockholders' Equity	$4,010,084			$3,758,622
Net interest income (1)		$110,872			$101,363
Net interest spread (1)			3.91%			3.67%
Net interest income to total earning assets (1)			4.14%			3.98%
Interest bearing liabilities to earning assets	87.61%			87.47%
(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Qtr. Ended 9/30/2010	As of and For the Qtr. Ended 6/30/2010	As of and For the Qtr. Ended 3/31/2010	As of and For the Qtr. Ended 12/31/2009	As of and For the Qtr. Ended 9/30/2009
Total Assets
Dubuque Bank and Trust Company	$1,201,966	$1,128,580	$1,160,474	$1,249,124	$1,104,217
New Mexico Bank & Trust	891,642	878,518	849,428	868,295	785,146
Wisconsin Community Bank	461,822	458,468	456,510	448,106	433,900
Rocky Mountain Bank	438,923	439,241	454,558	469,723	468,695
Galena State Bank & Trust Co.	289,558	283,038	287,495	291,412	288,501
Riverside Community Bank	297,272	295,671	283,195	283,258	277,639
Arizona Bank & Trust	251,245	267,959	267,453	258,280	268,600
First Community Bank	114,686	118,887	119,962	121,492	121,938
Summit Bank & Trust	100,843	97,332	95,442	97,025	99,724
Minnesota Bank & Trust	57,832	55,722	54,318	49,330	39,283
Total Deposits
Dubuque Bank and Trust Company	$825,773	$784,955	$806,574	$864,133	$815,553
New Mexico Bank & Trust	655,724	624,454	608,030	589,468	563,414
Wisconsin Community Bank	363,868	358,034	355,880	358,994	338,328
Rocky Mountain Bank	349,853	350,636	363,842	376,487	364,570
Galena State Bank & Trust Co.	250,749	243,964	250,621	253,073	244,389
Riverside Community Bank	242,717	242,964	233,440	232,459	226,791
Arizona Bank & Trust	204,663	229,885	230,699	202,730	215,092
First Community Bank	92,802	97,057	98,691	100,328	99,351
Summit Bank & Trust	79,823	82,445	81,414	85,131	89,130
Minnesota Bank & Trust	41,316	41,234	39,912	34,616	24,364
Net Income (Loss)
Dubuque Bank and Trust Company	$5,727	$3,304	$4,921	$3,751	$3,863
New Mexico Bank & Trust	2,972	1,828	2,341	1,640	1,955
Wisconsin Community Bank	2,157	2,271	1,367	770	1,198
Rocky Mountain Bank	(695)	1,204	(596)	(6,399)	(463)
Galena State Bank & Trust Co.	877	967	1,046	663	962
Riverside Community Bank	(140)	290	640	(55)	283
Arizona Bank & Trust	42	(2,004)	(2,900)	(5,117)	(1,227)
First Community Bank	(374)	19	399	(225)	101
Summit Bank & Trust	201	399	(118)	(490)	(1,366)
Minnesota Bank & Trust	(147)	(134)	(123)	(203)	(221)
Return on Average Assets
Dubuque Bank and Trust Company	1.99%	1.13%	1.66%	1.25%	1.40%
New Mexico Bank & Trust	1.34	0.83	1.12	0.79	0.99
Wisconsin Community Bank	1.85	1.98	1.23	0.69	1.09
Rocky Mountain Bank	(0.63)	1.08	(0.53)	(5.30)	(0.39)
Galena State Bank & Trust Co.	1.21	1.35	1.46	0.90	1.34
Riverside Community Bank	(0.19)	0.40	0.93	(0.08)	0.41
Arizona Bank & Trust	(0.06)	(2.95)	(4.62)	(7.60)	(1.86)
First Community Bank	(1.26)	0.06	1.35	(0.72)	0.32
Summit Bank & Trust	0.79	1.65	(0.50)	(1.94)	(5.62)
Minnesota Bank & Trust	(1.00)	(1.00)	(0.95)	(1.95)	(2.42)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	4.01%	4.04%	4.05%	3.98%	3.98%
New Mexico Bank & Trust	4.35	3.94	4.18	4.23	4.67
Wisconsin Community Bank	4.60	4.35	3.80	3.91	3.76
Rocky Mountain Bank	3.81	3.79	3.90	3.68	3.80
Galena State Bank & Trust Co.	3.53	3.56	3.48	3.46	3.47
Riverside Community Bank	4.30	3.84	3.95	4.14	3.86
Arizona Bank & Trust	3.77	3.46	3.64	3.58	3.33
First Community Bank	3.40	3.58	3.79	4.24	4.31
Summit Bank & Trust	3.22	3.98	3.29	3.00	2.47
Minnesota Bank & Trust	3.14	3.24	3.24	4.16	3.86

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of	As of	As of	As of	As of
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$672,401	$698,562	$681,668	$658,274	$653,579
New Mexico Bank & Trust	511,279	513,257	509,696	502,497	513,560
Wisconsin Community Bank	325,543	323,024	314,102	274,487	289,558
Rocky Mountain Bank	260,832	272,035	281,079	292,914	302,494
Galena State Bank & Trust Co.	131,955	133,666	131,539	134,104	136,700
Riverside Community Bank	165,539	159,137	157,511	161,280	161,025
Arizona Bank & Trust	129,871	129,445	131,115	138,604	142,387
First Community Bank	64,375	64,666	66,560	72,113	73,722
Summit Bank & Trust	52,396	53,543	58,272	58,108	58,410
Minnesota Bank & Trust	26,868	25,058	24,997	24,472	22,118
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,874	$12,343	$10,395	$10,486	$10,318
New Mexico Bank & Trust	8,297	8,388	7,999	7,578	7,641
Wisconsin Community Bank	4,518	4,306	5,328	5,390	5,133
Rocky Mountain Bank	5,181	6,465	7,434	5,897	6,152
Galena State Bank & Trust Co.	1,743	1,543	1,466	1,989	1,897
Riverside Community Bank	3,109	2,751	2,425	2,395	2,475
Arizona Bank & Trust	5,915	7,912	7,056	3,825	4,380
First Community Bank	2,087	1,262	993	1,072	1,122
Summit Bank & Trust	1,312	913	994	926	930
Minnesota Bank & Trust	270	242	240	295	276
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$4,880	$5,754	$6,408	$6,102	$7,365
New Mexico Bank & Trust	14,651	15,901	13,998	14,069	18,693
Wisconsin Community Bank	12,070	10,159	15,773	14,396	13,276
Rocky Mountain Bank	29,986	31,981	21,558	18,443	17,286
Galena State Bank & Trust Co.	2,976	2,605	1,372	1,545	2,045
Riverside Community Bank	7,662	7,722	5,543	8,104	9,493
Arizona Bank & Trust	5,758	5,165	4,922	5,158	5,689
First Community Bank	2,850	2,338	2,512	2,736	3,866
Summit Bank & Trust	3,694	2,691	5,513	6,719	5,528
Minnesota Bank & Trust	—	—	—	19	—
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.47%	1.77%	1.52%	1.59%	1.58%
New Mexico Bank & Trust	1.62	1.63	1.57	1.51	1.49
Wisconsin Community Bank	1.39	1.33	1.70	1.96	1.77
Rocky Mountain Bank	1.99	2.38	2.64	2.01	2.03
Galena State Bank & Trust Co.	1.32	1.15	1.11	1.48	1.39
Riverside Community Bank	1.88	1.73	1.54	1.48	1.54
Arizona Bank & Trust	4.55	6.11	5.38	2.76	3.08
First Community Bank	3.24	1.95	1.49	1.49	1.52
Summit Bank & Trust	2.50	1.71	1.71	1.59	1.59
Minnesota Bank & Trust	1.00	0.97	0.96	1.21	1.25